UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kaman Corporation

(Exact Name of Registrant as Specified in Its Charter)

Connecticut	06-0613548
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Common Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:             (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

EXPLANATORY STATEMENT

On May 3, 1965, the registrant, then known as Kaman Aircraft Corporation, filed a Form 8-A, dated April 26, 1965, for the purpose of registering its Class A Common Stock and 6% Convertible Subordinated Debentures Due 1974 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended. On January 27, 2006, Amendment No. 1 to Form 8-A was filed for the purpose of updating the description of the registrant’s Common Stock (“Common Stock”) and deleting the reference to its 6% Convertible Subordinated Debentures Due 1974, none of which remained outstanding at that time. This Amendment No. 2 is being filed to reflect the voluntary delisting of the registrant’s Common Stock from the NASDAQ Stock Market, LLC and the listing of such Common Stock on the New York Stock Exchange, Inc., effective as of the opening of trading on February 7, 2012.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the registrant’s Common Stock under the heading “Description of Common Stock” set forth at pages 59 to 62 of the registrant’s prospectus/proxy statement dated September 2, 2005, as filed with the Securities and Exchange Commission on September 2, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference in its entirety.

The Common Stock will continue to trade on the NASDAQ Global Select Market under the symbol “KAMN” until the close of trading on February 6, 2012. As of the opening of trading on February 7, 2012, the Common Stock will trade on the New York Stock Exchange under the same symbol “KAMN”.

Item 2. Exhibits.

The following documents are filed as exhibits to this registration statement:

1.	Specimen stock certificate for Common Stock (filed herewith).

2.	Amended and Restated Certificate of Incorporation of Kaman Corporation is incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2005.

3.	Amended and Restated Bylaws of Kaman Corporation are incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2008.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.

KAMAN CORPORATION

By:	/s/ William C. Denninger
William C. Denninger
Senior Vice President and Chief Financial Officer

Date: January 27, 2012

KAMAN CORPORATION

INDEX TO EXHIBITS

Exhibit 1	Specimen stock certificate for Common Stock.	attached

Exhibit 2	Amended and Restated Certificate of Incorporation of Kaman Corporation is incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2005.	by reference

Exhibit 3	Amended and Restated Bylaws of Kaman Corporation are incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2008.	by reference